UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2016

Cvent, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36043	54-1954458
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Greensboro Station Place, 7th Floor Tysons Corner, Virginia	22102
(Address of principal executive offices)	(Zip Code)
(703) 226-3500
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 17, 2016, Cvent, Inc. (“Cvent”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Papay Holdco, LLC (“Parent”) and Papay Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into Cvent (the “Merger”), with Cvent surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund VI, L.P. and Vista Holdings Group, L.P.
As disclosed at that time, the Merger was subject to customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On November 18, 2016, Cvent announced that it had received notice from the U.S. Department of Justice (the "DOJ") that the DOJ had concluded its investigation of the Merger. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Upon receipt of the foregoing notification from the DOJ, the parties agreed that all conditions to the completion of the Merger have been irrevocably satisfied and the Merger will be closed on or before November 29, 2016.

Legal Notice Regarding Forward-Looking Statements
This press release, and the documents to which Cvent refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Cvent’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of Cvent, the expected completion and timing of the transaction and other information relating to the transaction.  Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss Cvent’s future expectations or state other forward-looking information and may involve known and unknown risks over which Cvent has no control.  Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Cvent’s business and the price of the common stock of Cvent, (ii) the failure to satisfy of the conditions to the consummation of the transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Cvent’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Cvent’s ongoing business operations and (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the transaction.  Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Cvent does not undertake to update these forward-looking statements to reflect future events or circumstances.
Item 9.01. Financial Statements and Exhibits

(d)	The following are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release of Cvent, Inc., dated November 18, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cvent, Inc.
Date: November 18, 2016	By:	/s/ Lawrence Samuelson
	Name:	Lawrence Samuelson
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Cvent, Inc., dated November 18, 2016.